Exhibit 10.12
RESTRICTED STOCK UNIT GRANT AGREEMENT

THIS AGREEMENT, made as of this ____ day of ____________________, 2014, (the “Agreement”) between UNDER ARMOUR, INC. (the “Company”) and _____________________________ (the “Grantee”).

WHEREAS, the Company has adopted the Amended and Restated 2005 Omnibus Long‑Term Incentive Plan as amended (the “Plan”), attached hereto as Attachment A or otherwise delivered or made available to Grantee, to promote the interests of the Company and its stockholders by providing the Company’s key employees and others with an appropriate incentive to encourage them to continue in the employ of the Company and to improve the growth and profitability of the Company; and

WHEREAS, the Plan provides for the Grant to Grantees in the Plan of restricted share units for shares of Stock of the Company;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.Investment. The Grantee represents that the Restricted Stock Units (as defined herein) are being acquired for investment and not with a view toward the distribution thereof.

2.Grant of Restricted Stock Units. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Grantee an Award of Restricted Stock Units for ________ shares of Stock of the Company (collectively, the “Restricted Stock Units”). The Purchase Price for the Restricted Stock Units shall be paid by the Grantee’s services to the Company.

3.Grant Date. The Grant Date of the Restricted Stock Units hereby granted is ____________, 2014.

4.Incorporation of the Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of this Agreement, as interpreted by the Board, or a Committee thereof, shall govern. Unless otherwise indicated herein, all capitalized terms used herein shall have the meanings given to such terms in the Plan.

5.Vesting and Delivery Date. The Restricted Stock Units shall vest as follows provided the Grantee remains employed by the Company on each such vesting date:

(a) Below Threshold Level: All of the Restricted Stock Units shall be forfeited if the combined Operating Income for the Company for 2014 and 2015 is less than $__________; OR
(b) Threshold Level: Forty percent (40%) of the Restricted Stock Units (rounded up to the nearest whole share) shall be earned and eligible to vest if the combined Operating Income for the Company for 2014 and 2015 is equal to or greater than $__________ but less than $__________, with such number of Restricted Stock Units vesting in three equal annual installments on February 15, 2016, February 15, 2017 and February 15, 2018, with the first two installments rounded up or down to the nearest whole share and the third installment including the remaining shares (and the remaining sixty percent (60%) of the Restricted Stock Units shall be forfeited); OR

(c) Target Level: Eighty percent (80%) of the Restricted Stock Units (rounded up to the nearest whole share) shall be earned and eligible to vest if the combined Operating Income for the Company for 2014 and 2015 is equal to or greater than $__________ but less than $__________, with such number of Restricted Stock Units vesting in three equal annual installments on February 15, 2016, February 15, 2017 and February 15, 2018, with the first two installments rounded up or down to the nearest whole share and the third installment including the remaining shares (and the remaining twenty percent (20%) of the Restricted Stock Units shall be forfeited); OR
(d) Stretch Level: All of the Restricted Stock Units shall be earned and eligible to vest if the combined Operating Income for the Company for 2014 and 2015 is equal to or greater than $__________, with such number of Restricted Stock Units vesting in three equal annual installments on February 15, 2016, February 15, 2017 and February 15, 2018, with the first two installments rounded up or down to the nearest whole share and the third installment including the remaining shares.
As used in this Section 5, the term “Operating Income” shall mean the Company’s income from operations as reported in the Company’s audited financial statements prepared in accordance with generally accepted accounting principles excluding the impact of any generally accepted accounting principle changes implemented after the date hereof. The forfeiture and/or vesting amounts of the Restricted Stock Units as specified in the Section 5 shall be effective as of February 15, 2016. The Compensation Committee of the Board shall certify in writing the achievement of the combined Operating Income for the Company.

Notwithstanding the foregoing, in the event that the Grantee’s employment is terminated on account of the Grantee’s death or Disability at any time, all unvested Restricted Stock Units not previously forfeited shall immediately vest on such date of termination.

On the first business day after each vesting date, the Company shall deliver to Grantee the shares of stock to which the Restricted Stock Units relate.

6.Change in Control.

(a)In the event of a Change in Control in which the Restricted Stock Units will not be continued, assumed or substituted with Substitute Awards (as defined below), the Operating Income requirements of the Target Level in Section 5(c) of this Agreement shall automatically be deemed satisfied and all of the Restricted Stock Units not otherwise forfeited shall vest immediately prior to the Change in Control.

(b)In the event of a Change in Control (i) occurring prior to the certification of the achievement of the combined Operating Income for the Company, and (ii) following which the Restricted Stock Units will be continued, assumed or substituted with Substitute Awards, the Operating Income requirements of the Target Level in Section 5(c) of this Agreement shall be automatically deemed satisfied, with such number of Substitute Awards not otherwise forfeited vesting in three equal annual installments as set forth in Section 5(c) of this Agreement.

(c)In the event of a Change in Control (i) occurring following the certification of the achievement of the combined Operating Income for the Company, and (ii) following which the Restricted Stock Units will be continued, assumed or substituted with Substitute Awards, any Substitute Awards not otherwise forfeited shall vest in three equal annual installments as set forth in Section 5(b), 5(c) or 5(d) of this Agreement, as applicable.

(d)If the Restricted Stock Units are substituted with Substitute Awards as set forth in subclauses (b) or (c) of this Section 6, and within 12 months following the Change in Control the Grantee is terminated by the Successor (or an affiliate thereof) without Cause or resigns for Good

Reason, the Substitute Awards not otherwise forfeited shall immediately vest upon such termination or resignation.

(e)The following definitions shall apply to this Section 6:

i.“Cause” shall mean the occurrence of any of the following: (a) the Grantee’s material misconduct or neglect in the performance of his or her duties; (b) the Grantee’s commission of any felony; offense punishable by imprisonment in a state or federal penitentiary; any offense, civil or criminal, involving material dishonesty, fraud, moral turpitude or immoral conduct; or any crime of sufficient import to potentially discredit or adversely affect the Company’s ability to conduct its business in the normal course; (c) the Grantee’s material breach of the Company’s written Code of Conduct, as in effect from time to time; (d) the Grantee’s commission of any act that results in severe harm to the Company excluding any act taken by the Grantee in good faith that he or she reasonably believed was in the best interests of the Company; or (e) the Grantee’s material breach of the Employee Confidentiality, Non-Competition and Non-Solicitation Agreement by and between Grantee and the Company (the “Confidentiality, Non-Compete and Non-Solicitation Agreement”) attached hereto as Attachment B. However, none of the foregoing events or conditions will constitute Cause unless the Company provides Grantee with written notice of the event or condition and thirty (30) days to cure such event or condition (if curable) and the event or condition is not cured within such 30-day period.

ii.“Good Reason” shall mean the occurrence of any of the following events: (a) a diminishment in the scope of the Grantee’s duties or responsibilities with the Company; (b) a reduction in the Grantee’s current base salary, bonus opportunity or a material reduction in the aggregate benefits or perquisites; or (c) a requirement that the Grantee relocate more than fifty (50) miles from his or her primary place of business as of the date of a Change in Control, or a significant increase in required travel as part of the Grantee’s duties and responsibilities with the Company. However, none of the foregoing events or conditions will constitute Good Reason unless (i) Grantee provides the Company with written objection to the event or condition within ninety (90) days following the occurrence thereof, (ii) the Company does not reverse or otherwise cure the event or condition within thirty (30) days of receiving such written objection, and (iii) Grantee resigns his or her employment within thirty (30) days following the expiration of such cure period.

iii.An award will qualify as a “Substitute Award” if it is assumed, substituted or replaced by the Successor with awards that, solely in the discretion of the Compensation Committee of the Board, preserves the existing value of the outstanding Restricted Stock Units at the time of the Change in Control and provides vesting and payout terms that are at least as favorable to Grantee as the vesting and payout terms applicable to the Restricted Stock Units.

iv.“Successor” shall mean the continuing or successor organization, as the case may be, following the Change in Control.

7.Forfeiture. Subject to the provisions of the Plan and Sections 5 and 6 of this Agreement, with respect to the Restricted Stock Units which have not become vested on the date the Grantee’s employment is terminated, the Award of Restricted Stock Units shall expire and such unvested Restricted Stock Units shall immediately be forfeited on such date.

8. Employee Confidentiality, Non-Competition and Non-Solicitation Agreement. As a condition to the grant of the Restricted Stock Units, Grantee shall have executed and become a party to the Confidentiality, Non-Compete and Non-Solicitation Agreement.

9.No Shareholder Rights.    Grantee does not have any rights of a shareholder with respect to the Restricted Stock Units. No dividend equivalents will be earned or paid with regard to the Restricted Stock Units.

10.Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

11.Integration. This Agreement and the Plan contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan. This Agreement and the Plan supersede all prior agreements and understandings between the parties with respect to its subject matter.

12.Withholding Taxes. Grantee agrees, as a condition of this grant, that Grantee will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of vesting in Restricted Stock Units or delivery of shares acquired under this grant. Grantee may elect to satisfy such obligations, in whole or in part, by causing the Company to withhold shares of Stock otherwise issuable to the Grantee as provided under the Plan. In the event that the Company determines that any federal, state, local, municipal or foreign tax or withholding payment is required relating to the vesting in Restricted Stock Units or delivery of shares arising from this grant, the Company shall have the right to require such payments from Grantee in the form and manner as provided in the Plan.

13.Data Privacy. In order to administer the Plan, the Company may process personal data about Grantee. Such data includes but is not limited to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about the Grantee such as home address and business address and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan. By accepting this grant, Grantee gives explicit consent to the Company to process any such personal data. Grantee also gives explicit consent to the Company to transfer any such personal data outside the country in which Grantee works or is employed, including, with respect to non-U.S. resident Grantees, to the United States, to transferees who shall include the Company and other persons who are designated by the Company to administer the Plan.

14.Electronic Delivery. The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this grant Grantee agrees that the Company may deliver the Plan prospectus and the Company’s annual report to Grantee in an electronic format. If at any time Grantee would prefer to receive paper copies of these documents, as Grantee is entitled to receive, the Company would be pleased to provide copies. Grantee should contact _____________________________ to request paper copies of these documents.

15.Counterparts; Electronic Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Agreement may be signed by the Company through application of an authorized officer’s signature, and may be signed by Grantee through an electronic signature.

16.Governing Law; Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland, without regard to the provisions governing conflict of laws. For purposes of litigating any dispute that arises under this Award of Restricted Stock Units or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Maryland, and agree that such litigation will be conducted in the jurisdiction and venue of the United States District Court for the District of Maryland or, in the event such jurisdiction is not available, any of the appropriate courts of the State of Maryland, and no other courts, where this Award of Restricted Stock Units is made and/or to be performed.

17.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

18.Grantee Acknowledgment. The Grantee hereby acknowledges receipt of a copy of the Plan. The Grantee hereby acknowledges that all decisions, determinations and interpretations of the Board, or a Committee thereof, in respect of the Plan, this Agreement and this Award of Restricted Stock Units shall be final and conclusive.

The Company has caused this Agreement to be duly executed by its duly authorized officer and said Grantee has hereunto signed this Agreement on the Grantee’s own behalf, thereby representing that the Grantee has carefully read and understands this Agreement and the Plan as of the day and year first written above.

UNDER ARMOUR, INC.

By:

GRANTEE

Attachment A

[Attachment A, the Under Armour, Inc. Amended and Restated 2005 Omnibus Long-Term Incentive Plan, was previously filed with the Company’s Form 10-Q for the quarterly period ending June 30, 2012 as Exhibit 10.01]

Attachment B

[Attachment B, the Form of Employee Confidentiality, Non-Competition and Non-Solicitation Agreement by and between certain executives and the Company, has been separately filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as Exhibit 10.14]